AT&T Reports Solid Revenue Growth on Strong Wireless Gains Driven by Quality Network Performance and Continued U-verse Growth

▪	$0.71 diluted EPS compared to $0.66 diluted EPS in the second quarter of 2012, up 7.6 percent. Excluding significant items, EPS was $0.67

▪	Consolidated revenues of $32.1 billion, up 1.6 percent versus reported results for the year-earlier period, and up 2.6 percent adjusting for the sale of Advertising Solutions

▪	More than 2 million new wireless and wireline high speed broadband connections

Nation’s Fastest and Most Reliable 4G LTE Network Driving Subscriber and Usage Growth

▪	551,000 wireless postpaid net adds, best second-quarter postpaid net adds in four years

▪	35 percent of postpaid smartphone base LTE capable

▪	Smartphone data usage per device up 50 percent year over year

▪	LTE network expected to cover nearly 270 million POPs in 400 markets by year-end

▪	LTE network build expected to be substantially complete by summer 2014

Strong Wireless Revenue Growth, Record Second-Quarter Smartphone Sales

▪	Wireless revenues up 5.7 percent, service revenues up 4.1 percent versus the year-ago quarter

▪	Wireless data revenues up 19.8 percent versus the year-earlier period

▪	Wireless operating income margin of 27.1 percent; wireless EBITDA service margin of 42.4 percent reflecting record second-quarter smartphone sales of 6.8 million, including record Android sales

▪	Added 1.2 million new smartphone subscribers; smartphones 88 percent of postpaid phone sales

▪	Total postpaid ARPU up 1.8 percent; phone-only ARPU up 3.0 percent

Wireline Transformation to IP Continues: U-verse® More Than 50 Percent of Wireline Consumer Revenues; Strong Growth in Strategic Business Services Revenues

▪	Wireline consumer revenue growth of 2.4 percent versus the year-earlier period

▪	Total U-verse revenues, including business, up 30.1 percent year over year; U-verse more than half of wireline consumer revenues

▪	9.4 million total U-verse subscribers (TV and high speed Internet) in service; 641,000 high speed Internet subscribers added; 233,000 U-verse TV subscribers added, topping 5 million

▪	Total wireline broadband data ARPU up 9 percent year over year

▪	Continued strength in strategic business services revenues, up more than 15 percent year over year

Note: AT&T's second-quarter earnings conference call will be broadcast live via the Internet at

4:30 p.m. ET on Tuesday, July 23, 2013, at www.att.com/investor.relations.

DALLAS, July 23, 2013 — AT&T Inc. (NYSE:T) today reported continued earnings gains for the second quarter with increasing revenue growth driven by strong mobile data growth, solid postpaid net adds and continued strong gains in wireline consumer and U-verse services.

“This was a solid quarter for revenue and customer additions across our key growth platforms,” said Randall Stephenson, AT&T chairman and CEO. “Our 4G LTE network is the fastest and the most reliable in the nation, and deployment is ahead of schedule. That contributed to a step-up in postpaid subscriber gains, and strong mobile data revenue growth of nearly 20 percent. Growth in U-verse and strategic business services also continued to be strong — adding to our momentum.”

Second-Quarter Financial Results

For the quarter ended June 30, 2013, AT&T's consolidated revenues totaled $32.1 billion, up 1.6 percent versus the year-earlier quarter and up 2.6 percent when excluding revenues from the divested Advertising Solutions business unit.

Compared with results for the second quarter of 2012, operating expenses were $26.0 billion versus $24.8 billion; operating income was $6.1 billion versus $6.8 billion; and operating income margin was 19.1 percent, compared to 21.6 percent.

Second-quarter 2013 net income attributable to AT&T totaled $3.8 billion, or $0.71 per diluted share, compared to $3.9 billion, or $0.66 per diluted share, in the year-earlier quarter, up 7.6 percent. Adjusted for a gain of 4 cents on sales of América Móvil shares, earnings per diluted share was $0.67.

Second-quarter 2013 cash from operating activities totaled $9.5 billion, and capital expenditures totaled $5.5 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $4.0 billion.

As part of its Project VIP-related LTE deployment, the company now covers more than 225 million POPs with the nation’s fastest, and now most reliable, 4G LTE network, according to independent third-party data. The company’s LTE network is expected to cover nearly 270 million POPs in 400 markets by year-end 2013, and its LTE deployment is expected to be substantially complete by the summer of 2014. During the quarter, both PCWorld and PC Magazine named AT&T’s 4G LTE network the nation’s fastest.

Share Repurchases

During the second quarter, the company completed its second 300 million share repurchase authorization and began buying back shares under its third 300 million share authorization. The company repurchased 89 million shares for $3.3 billion in the second quarter. At the end of the quarter, 272 million shares remained on the current authorization. The company expects to make future repurchases opportunistically.

WIRELESS OPERATIONAL HIGHLIGHTS

AT&T delivered solid revenue growth, strong postpaid subscriber and ARPU gains, and continued expansion of its high-value smartphone base. Highlights included:

Solid Growth in Wireless Revenues. Total wireless revenues, which include equipment sales, were up 5.7 percent year over year to $17.3 billion. Wireless service revenues increased 4.1 percent in the second quarter, to $15.4 billion. Wireless data revenues increased 19.8 percent from the year-earlier quarter to $5.4 billion. Second-quarter wireless operating expenses totaled $12.6 billion, up 11.8 percent versus the year-earlier quarter, and wireless operating income was $4.7 billion, down 7.7 percent year over year.

More than 550,000 Postpaid Subscribers Added. AT&T posted a net increase in total wireless subscribers of 632,000 in the second quarter. Subscriber additions for the quarter included postpaid net adds of 551,000, the best second-quarter postpaid net adds in four years and a more than 70 percent increase from the year-ago quarter. Postpaid net adds include 398,000 postpaid tablets added in the quarter. Connected device net adds were 484,000. Prepaid gained 11,000 subscribers even with declines in session-based tablets. Reseller had a net loss of 414,000 primarily due to losses in low-revenue accounts, but revenues increased almost 30 percent year over year.

Phone-Only Postpaid ARPU Increases 3.0 Percent. Postpaid phone-only ARPU increased 3.0 percent versus the year-earlier quarter. Total postpaid subscriber ARPU, which includes high margin but lower-ARPU tablets, increased 1.8 percent versus the year-earlier quarter. This marked the 18th consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Postpaid data ARPU increased 17.6 percent versus the year-earlier quarter.

Smartphone Base Continues to Expand. AT&T added 1.2 million postpaid smartphone subscribers in the second quarter. At the end of the quarter, 73 percent, or 49.5 million, of AT&T's postpaid phone subscribers had smartphones, up from 64 percent, or 43.1 million, a year earlier. The company sold a second-quarter record 6.8 million smartphones, including a record number of Android sales, and smartphones accounted for 88 percent of postpaid phone sales in the quarter. AT&T’s ARPU for smartphones is more than twice that of non-smartphone subscribers, and about 90 percent of postpaid subscribers are on FamilyTalk®, Mobile Share or business plans. Churn levels for these subscribers are significantly lower than for other postpaid subscribers. More than 35 percent of AT&T’s postpaid smartphone customers now use an LTE device. And about 65 percent use a 4G-capable device (LTE/HSPA+).

More Than 70 Percent of Postpaid Smartphones on Usage-Based Plan. The number of subscribers on usage-based data plans (tiered data and Mobile Share plans) continues to increase. More than 70 percent, or 35.1 million, of postpaid smartphone subscribers are on usage-based data plans. This compares to 62 percent, or 26.6 million, a year ago and 45 percent two years ago. About 80 percent of customers on usage-based data plans have chosen the higher-priced plans.

More than 13 million connections, or more than 18 percent of postpaid subscribers, are on Mobile Share plans. The number of Mobile Share accounts reached 4.3 million in the second quarter with an average of about three devices per account. Take rates on the higher-data plans continue to be strong with more than 25 percent of Mobile Share accounts choosing 10 gigabytes or higher plans. More than 15 percent of Mobile Share subscribers came from unlimited plans.

Postpaid Churn Shows Sequential Improvement. Postpaid churn was 1.02 percent, up slightly from the year-ago quarter and down slightly from the first quarter of 2013. Total churn increased year over year, due mostly to increases in reseller churn, but was down slightly sequentially.

Wireless Margins Reflect Record Smartphone Sales. Second-quarter wireless margins reflect record second-quarter smartphone sales, strong upgrades and further revenue gains from the company’s high-quality smartphone subscriber base. AT&T’s second-quarter wireless operating income margin was 27.1 percent versus 31.0 percent in the year-earlier quarter. AT&T’s wireless EBITDA service margin was 42.4 percent, compared with 45.8 percent in the second quarter of 2012. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

WIRELINE OPERATIONAL HIGHLIGHTS
AT&T's second-quarter wireline results were led by strong U-verse TV and high speed Internet gains, solid wireline consumer revenue growth and increasing growth in strategic business services. Highlights included:

Wireline Revenues Grow Sequentially. Total second-quarter wireline revenues were $14.8 billion, down 0.9 percent versus the year-earlier quarter and up 0.8 percent sequentially. Total U-verse revenues grew 30.1 percent year over year and were up 9.0 percent versus the first quarter of 2013. Second-quarter wireline operating expenses were $13.1 billion, up 1.3 percent versus the second quarter of 2012 and up 0.9 percent sequentially. AT&T’s wireline operating income totaled $1.6 billion, down 15.8 percent versus the second quarter of 2012 and flat sequentially. Second-quarter wireline operating income margin was 11.1 percent, compared to 13.0 percent in the year-earlier quarter, but flat versus the first quarter of 2013.

U-verse Now 51 Percent of Consumer Revenues. Revenues from residential customers totaled $5.6 billion, an increase of 2.4 percent versus the second quarter a year ago and up 1.8 percent versus the first quarter of 2013. Continued strong growth in consumer IP data services in the second quarter more than offset lower revenues from voice and legacy products. U-verse, which includes TV, high speed Internet and voice over IP, now represents 51 percent of wireline consumer revenues, up from 41 percent in the year-earlier quarter. Consumer U-verse revenues grew 28.4 percent year over year and were up 8.2 percent versus the first quarter of 2013.

U-verse Hits 9.4 Million Subscribers. Total U-verse subscribers (TV and high speed Internet) reached 9.4 million in the second quarter. U-verse TV added 233,000 subscribers to top 5.0 million in service. U-verse high speed Internet had a net gain of 641,000 subscribers to reach a total of 9.1 million. Overall, the company had a net loss of 61,000 wireline broadband subscribers, an improvement over last year’s loss but still reflecting typical seasonal pressures. Total wireline broadband ARPU was up 9 percent year over year. Total U-verse high speed Internet subscribers now represent 55 percent of all wireline broadband subscribers compared with 40 percent in the year-earlier quarter.

About 59 percent of U-verse broadband subscribers have a plan delivering speeds up to 10 Mbps or higher — up from 52 percent in the year-ago quarter. In the second quarter, more than 90 percent of new U-verse TV customers also signed up for U-verse high speed Internet. About 70 percent of AT&T U-verse TV subscribers take three or four services from AT&T. ARPU for U-verse triple-play customers continues to be more than $170. U-verse TV penetration of customer locations continues to grow and was at 20.1 percent at the end of the second quarter.

Business Revenues Grow Sequentially. Total revenues from business customers were $8.9 billion, down 2.2 percent versus the year-earlier quarter and up slightly compared with the first quarter of 2013. Business service revenues declined 2.1 percent year over year. Overall, declines in legacy products were partially offset by continued double-digit growth in strategic business services. Revenues from these services, the next-generation capabilities that lead AT&T's most advanced business solutions — including VPN, Ethernet, hosting and other advanced IP services — grew more than 15 percent versus the year-earlier quarter. These services represent an $8.4 billion annualized revenue stream.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc.

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About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and internationally. With a powerful array of network resources that includes the nation’s largest 4G network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet, voice and cloud-based services. A leader in mobile Internet, AT&T also offers the best wireless coverage worldwide of any U.S. carrier, offering the most wireless phones that work in the most countries.  It also offers advanced TV services under the AT&T U-verse® and AT&T │DIRECTV brands. The company’s suite of IP-based business communications services is one of the most advanced in the world.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and equity in net income of affiliates certain significant items that are non-operational or non-recurring in nature, including dispositions. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.  Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculations of Adjusted Operating Income and Adjusted diluted EPS, as presented, may differ from similarly titled measures reported by other companies.